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                                                                    Exhibit 99.1



                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Turnstone Systems, Inc.

         EXECUTED as a sealed instrument this 9th day of February, 2001.



                                         /s/ M. Denise Savoie
                                         ------------------------------
                                         M. Denise Savoie


                                         /s/ J. Darrell Duffie
                                         ------------------------------
                                         J. Darrell Duffie




                                         The J. D. Duffie and M. D. Savoie Trust
                                         UDT dated January 13, 1995



                                         By: /s/ M. Denise Savoie
                                            -----------------------------
                                            M. Denise Savoie
                                            Trustee


                                         By: /s/ J. Darrell Duffie
                                            -----------------------------
                                            J. Darrell Duffie
                                            Trustee